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                                                                      EXHIBIT 21



SUBSIDIARIES OF CAREMARK RX, INC.

MedPartners Acquisition Corporation
Home Health Agency of Greater Miami, Inc.
MedPartners Administrative Services, Inc.
MedPartners Managed Care, Inc.
Acute Care Medical Management, Inc.
BGS Healthcare, Inc.
MedTennessee, Inc.
MedPartners Aviation, Inc.
MedPartners East, Inc.
MedPartners Professional Management Corporation
HealthWays, Inc.
Bay Area Practice Management Group, Inc.
MMC Med, Inc.
CHS Management, Inc.
Caremark International Inc.
Caremark Inc.
MP Receivables Company
Prescription Health Services Inc.
PSD Holding Corporation
Caremark Indemnity Ltd.
Caremark International Holdings Inc.
Caremark Holdings N.V.
MedPartners Physician Services, Inc.
Friendly Hills Healthcare Network, Inc.
MedPartners NSC Ltd.
Pacific Physician Services, Inc.
PPS East, Inc.
PPS North Carolina Medical Management, Inc.
PPS Riverside Division Acquisition and Management Corp. I
PPS Valley Management, Inc.
Pacific Physician Services Arizona, Inc.
Pacific Physician Services Nevada, Inc.
Physicians' Hospital Management Corporation
Reliant Healthcare Systems, Inc.
MedPartners Provider Network, Inc.
MedPartners/Talbert Medical Management Corporation
Talbert Medical Management Corporation
Talbert Health Services Corporation